EXHIBIT 3.2
                             REGULATIONS, AS AMENDED
                                       OF
                          WINTON FINANCIAL CORPORATION

                                      INDEX

      Section         Caption                                                                              Page No.
      -------         -------                                                                              --------

ARTICLE ONE.......................................................................................................1


MEETINGS OF SHAREHOLDERS..........................................................................................1
         Section 1.01.  Annual Meetings...........................................................................1
         Section 1.02.  Calling of Meetings.......................................................................1
         Section 1.03.  Place of Meetings.........................................................................1
         Section 1.04.  Notice of Meetings........................................................................1
         Section 1.05.  Waiver of Notice..........................................................................2
         Section 1.06.  Quorum....................................................................................2
         Section 1.07.  Votes Required............................................................................2
         Section 1.08.  Order of Business.........................................................................2
         Section 1.09.  Shareholders Entitled to Vote.............................................................2
         Section 1.10.  Proxies...................................................................................2
         Section 1.11.  Inspectors of Election....................................................................3


ARTICLE TWO.......................................................................................................3


DIRECTORS.........................................................................................................3
         Section 2.01.  Authority and Qualifications..............................................................3
         Section 2.02.  Number of Directors and Term of Office....................................................3
         Section 2.03.  Nomination and Election...................................................................4
         Section 2.04.  Removal...................................................................................4
         Section 2.05.  Vacancies.................................................................................5
         Section 2.06.  Meetings..................................................................................5
         Section 2.07.  Notice of Meetings........................................................................5
         Section 2.08.  Waiver of Notice..........................................................................5
         Section 2.09.  Quorum....................................................................................6
         Section 2.10.  Executive Committee.......................................................................6
         Section 2.11.  Compensation..............................................................................6
         Section 2.12.  By-Laws...................................................................................6


ARTICLE THREE.....................................................................................................6



OFFICERS 6
         Section 3.01.  Officers..................................................................................6
         Section 3.02.  Tenure of Office..........................................................................7
         Section 3.03.  Duties of the Chairman of the Board.......................................................7
         Section 3.04.  Duties of the President...................................................................7
         Section 3.05.  Duties of the Vice Presidents.............................................................7
         Section 3.06.  Duties of the Secretary...................................................................7
         Section 3.07.  Duties of the Treasurer...................................................................7


ARTICLE FOUR......................................................................................................8


SHARES   8
         Section 4.01.  Certificates..............................................................................8
         Section 4.02.  Transfers.................................................................................8
         Section 4.03.  Transfer Agents and Registrars............................................................8
         Section 4.04.  Lost, Wrongfully Taken or Destroyed Certificates..........................................9
         Section 4.05.  Uncertificated Shares.....................................................................9


ARTICLE FIVE......................................................................................................9


INDEMNIFICATION AND INSURANCE.....................................................................................9
         Section 5.01.  Mandatory Indemnification.................................................................9
         Section 5.02.  Court-Approved Indemnification...........................................................10
         Section 5.03.  Indemnification for Expenses.............................................................10
         Section 5.04.  Determination Required...................................................................10
         Section 5.05.  Advances for Expenses....................................................................11
         Section 5.06.  Article Five Not Exclusive...............................................................11
         Section 5.07.  Insurance................................................................................12
         Section 5.08.  Certain Definitions......................................................................12
         Section 5.09.  Venue....................................................................................12


ARTICLE SIX......................................................................................................12


MISCELLANEOUS....................................................................................................12
         Section 6.01.  Amendments...............................................................................12
         Section 6.02.  Action by Shareholders or Directors Without a Meeting....................................13

                               CODE OF REGULATIONS
                                       OF
                          WINTON FINANCIAL CORPORATION

                                   ARTICLE ONE

                            MEETINGS OF SHAREHOLDERS


     Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the fourth Friday of January in each year or on such other date as may be fixed from time to time by the directors.

     Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board, the president, or, in case of the president's absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least a majority of all shares outstanding and entitled to vote thereat.

     Section 1.03. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

     Section 1.04. Notice of Meetings. (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting, (1) to each shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

     (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

     Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

     Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

     Section 1.07. Votes Required. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

     Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

     Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.

     Section 1.10. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

     Section 1.11. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.


                                   ARTICLE TWO
                                    DIRECTORS

     Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.

     Section 2.02. Number of Directors and Term of Office.

     (A) Until changed in accordance with law, the authorized number of directors shall be seven, divided into two classes, one of which shall have three directors and the other of which shall have four directors. If the authorized number of directors is increased or decreased at any time, the directors may, by a resolution adopted by not less than a majority of the whole authorized number of directors, determine the number of directors to be added or subtracted, as the case may be, from any class or classes of directors, and the effect of such increase or decrease on each class need not be uniform; provided, however, that the authorized number of directors of any class shall not be fewer than three or exceed by more than four the number of any other class. The election of each class of directors shall be a separate election.

     (B) The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, only by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal.

     (C) The directors may fix or change the number of directors and may fill any director's office that is created by an increase in the number of directors.

     (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

     Section 2.03. Nomination and Election.

     (A) Any nominee for election as a director of the corporation may be proposed only by the directors or by any shareholder entitled to vote for the election of directors. No person, other than a nominee proposed by the directors, may be nominated for election as a director of the corporation unless such person shall have been proposed in a written notice, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation at the principal offices of the corporation. In the case of a nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the Secretary of the corporation on or before the later of (i) the February 1st immediately preceding such annual meeting, or (ii) the sixtieth (60th) day before the first anniversary of the most recent annual meeting of shareholders of the corporation held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31) day next following such anniversary, then the written notice required by this subparagraph (a) shall be received by the Secretary within a reasonable time prior to the date of such annual meeting. In the case of a nominee proposed for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the Secretary of the corporation no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to shareholders. Each such written notice of a proposed nominee shall set forth (1) the name, age, business or residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of common shares of the corporation owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

     (B) If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in subparagraph (A) of this Section, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as Chairman of the meeting determines that the facts warrant the acceptance of such nomination.

     (C) The election of directors shall be by ballot whenever requested by the person acting as Chairman of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be by voice vote.

     Section 2.04. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class (if the directors of the corporation are divided into classes), are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal that, if cumulatively voted at an election of all directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

     Section 2.05. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.

     Section 2.06. Meetings. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the president, or any two directors. All meetings of directors shall be held at the principal office of the corporation in Cincinnati, or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

     Section 2.07. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

         (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

         (B) By telegraph, cable, radio, wireless, or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

         (C) Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

     Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.

     Section 2.10. Executive Committee. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

     Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

     Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

     Section 2.11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

     Section 2.12. By-Laws. The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.



ARTICLE THREE
                                    OFFICERS

     Section 3.01. Officers. The officers of the corporation to be elected by the directors shall be a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.

     Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 3.03. Duties of the Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the directors. He shall have such other powers and duties as the directors shall from time to time assign to him.

     Section 3.04. Duties of the President. The president shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and shall have, among such additional powers and duties as the directors may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation. It shall be the duty of the president to preside at all meetings of shareholders.

     Section 3.05. Duties of the Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the directors may from time to time prescribe.

     Section 3.06. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors or the president; and to deliver all books, paper and property of the corporation in his possession to his successor, or to the president.

     Section 3.07. Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the president or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.


                                  ARTICLE FOUR
                                     SHARES

     Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary or an assistant secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

     Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

                  (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

                  (2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

                  (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

                  (4) The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

     Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

     Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

                  (1) So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

                  (2) Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

                  (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

     Section 4.05. Uncertificated Shares. Anything contained in this Article Fourth to the contrary notwithstanding, the directors may provide by resolution that some or all of any or all classes and series of shares of the corporation shall be uncertificated shares, provided that such resolution shall not apply to
(A)  shares  of  the  corporation   represented  by  a  certificate  until  such
certificate is surrendered to the corporation in accordance with applicable provisions of Ohio law or (B) any certificated security of the corporation


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

issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical, except as otherwise expressly provided by law.


                                  ARTICLE FIVE
                          INDEMNIFICATION AND INSURANCE

     Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

         (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Hamilton County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

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

         (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

     Section 5.04.  Determination  Required. Any indemnification  required under
Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Hamilton County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division
(C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this
Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Hamilton County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

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

         (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under
Section 5.01; or

         (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Hamilton County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

     Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but ot limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:

         (A) A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

         (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or


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
involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Hamilton County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Hamilton County, Ohio in any such action, suit or proceeding.


                                   ARTICLE SIX
                                  MISCELLANEOUS

     Section  6.01.  Amendments.   Except  as  set  forth  in  the  Articles  of
Incorporation, the Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than a majority the voting power of the corporation on such proposal.

     Section 6.02. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.


























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